UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2014

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29507	20-2932652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

11220 Elm Lane, Suite 203, Charlotte, NC 28277
(Address of principal executive office) (zip code)

(704) 366-5122

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

On March 31, 2014, a Stipulation and Agreement of Settlement (the “Settlement Agreement”) and a motion seeking preliminary approval thereof was filed in Case No. 12-cv-81123, Francis Howard, Individually and on Behalf of All Others Similarly Situated v. Chanticleer Holdings, Inc., Michael D. Pruitt, Eric S. Lederer, Michael Carroll, Paul I. Moskowitz, Keith Johnson, Mark Hezlett, Merriman Capital, Inc., Dawson James Securities, Inc., and Creason & Associates, P.L.L.C. (the “Class Action”). The Settlement Agreement, which is subject to preliminary and final court approval, was filed in the United States District Court in the Southern District of Florida and entered into among Lead Plaintiff Francis Howard and Plaintiff Ja’Marr Comer (the “Plaintiffs”), by and through Plaintiff’s counsel, Laurence M. Rosen of the Rosen Law Firm, and Chanticleer Holdings, Inc. (the “Company”), Michael D. Pruitt, Eric S. Lederer, Michael Carroll, Paul I. Moskowitz, and Keith Johnson (the “Individual Defendants,” or collectively with the Company, the “Chanticleer Defendants”), and Creason & Associates, P.L.L.C. (“Creason,” or collectively with the Chanticleer Defendants, the “Defendants”) by and through Chanticleer Defendant’s counsel, Stanley H. Wakshlag of Kenny Nachwalter, P.A., and Creason’s counsel, Mark D. Hunter of Hunter Taubman Weiss, L.L.P. and James D. Sallah of Sallah & Cox, L.L.C. Mr. Pruitt serves as Chairman, Chief Executive Officer and President of the Company, Mr. Lederer serves as Chief Financial Officer of the Company, and Messrs. Carroll, Moskowitz and Johnson each serve as directors of the Company. The terms of the Settlement Agreement stipulate and agree that the Class Action and all matters that have been or could have been raised in the Class Action are settled and compromised as to the Defendants and that the Class Action will be dismissed on the merits and with prejudice as to Defendants.

The class period covered by the Settlement Agreement includes persons who purchased Company securities in or traceable to the Company’s June 21, 2012 public offering or the open market between June 21, 2012 and February 19, 2013.

The Settlement Agreement provides for payment by the Chanticleer Defendants’ insurance carrier, XL Specialty Insurance Co., in the amount of $837,500 and payment by Creason in the amount of $12,500. The funds are to be paid to an interest-bearing escrow account within fifteen business days after the receipt of preliminary court approval and delivery of adequate payment instructions and held for the benefit of the Plaintiffs and all others similarly situated. Upon final approval of the Settlement Agreement a settlement administrator shall distribute payments as follows: payment of Plaintiff’s counsel’s attorneys’ fees and expenses and interest thereon, payment of taxes and expenses, and payment of the balance of the settlement fund to authorized claimants on a pro-rata basis. Any un-claimed settlement funds will not be returned to the Defendants.

This Settlement Agreement shall not be offered or received against the Defendants as evidence of, or construed as or deemed to be evidence of, any presumption, concession or admission by any of the Defendants.

The Company’s Board of Directors unanimously approved the Company’s entry into the Settlement Agreement.

A copy of the Settlement Agreement has been attached as Exhibit 10.1 to this Current Report on Form 8-K to provide our stockholders and investors with information regarding the terms. This document is not intended to provide any other factual information about the Company or any of its respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the Settlement Agreement were made only for the purposes of the Settlement Agreement and as of specified dates, were solely for the benefit of the parties to the Settlement Agreement, and are subject to court approval.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Stipulation and Agreement of Settlement

99.1	Press release dated April 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           April 4, 2014

Chanticleer Holdings, Inc.

By:	/s/ Michael D. Pruitt
Michael D. Pruitt
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stipulation and Agreement of Settlement

99.1	Press Release dated April 4, 2014